CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002






     We hereby certify pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:


1) This annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of WSFS Financial Corporation.




/s/ Mark A. Turner                         /s/ Stephen A. Fowle
-------------------------------------      -------------------------------------
Mark A. Turner                             Stephen A. Fowle
President and Chief Executive Officer      Executive Vice President and
                                           Chief Financial Officer

March 17, 2008                             March 17, 2008